Exhibit 99.1

Mobiquity Technologies Enters Into a $15 Million Common

Stock Purchase Agreement with Aspire Capital Fund, LLC

NEW YORK--(BUSINESS WIRE)--Mobiquity Technologies, Inc. (OTCQB: MOBQ), the nation’s largest location-based Bluetooth mobile  advertising network in shopping malls, today announced that on March 31, 2014 it has entered into a $15 Million common stock purchase agreement (the Purchase Agreement) with Aspire Capital Fund, LLC. Under terms of the agreement, Aspire has made an initial purchase of $500,000 of Mobiquity common stock at a price of $0.50 per share. In addition, after the SEC declares the registration statement related to the transaction effective, Aspire has committed to purchase up to an additional $14.5 million of Mobiquity’s common stock over the next two years at prices based on prevailing market prices over a period preceding each sale.

“We are excited to have Aspire Capital, an institutional investor with an excellent reputation, as a Mobiquity shareholder,” said Dean Julia, co-CEO of Mobiquity Networks. “We believe this agreement will help us access equity capital on reasonable terms and opportunistically as we grow our business. We also believe this agreement could help to expand our networks in other venues such as stadiums, arenas, airports and retail chains.”

“When we first met with Mobiquity two years ago the management emphasized the huge opportunity in the mobile marketing space using Bluetooth. Since then Apple and Google have chosen to adopt Bluetooth Low Energy (BLE), and Mobiquity has been able to grow their Bluetooth network into 100 of the top shopping malls in the United States representing approximately 120 million monthly shopping visits,” commented Erik J. Brown, a Principal of Aspire Capital.

Key aspects of the Purchase Agreement include:

•	Mobiquity will control the timing and amount of any sales of common stock to Aspire and will know the sales price before directing Aspire to purchase shares;
•	Aspire has no right to require any sales by the Company, but is obligated to make purchases as the Company directs, in accordance with the terms of the Purchase Agreement;
•	There are no limitations on use of proceeds, financial covenants, restrictions on future financings, rights of first refusal, participation rights, penalties or liquidated damages in the Purchase Agreement; and
•	The Purchase Agreement may be terminated by Mobiquity at any time, at its discretion, without any additional cost or penalty.

Mobiquity also entered into a registration rights agreement with Aspire in connection with its entry into the purchase agreement that requires the Company to file a registration statement regarding the shares sold to Aspire Capital. A more complete and detailed description of the transaction is set forth in the Company's Current Report on Form 8-K, filed today with the U.S. Securities and Exchange Commission.

About Mobiquity Technologies

Mobiquity is an Ad Tech company focusing on connecting Fans (consumers) and Brands through a single platform utilizing Online, Social and Mobile. Mobiquity Technologies is attempting to revolutionize the Location Based Mobile Marketing Ecosystem by maximizing “Fan Engagement” through a single platform of Bluetooth, Wi-Fi, NFC, QR, Beacon Technology and a universal App.

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For more information you can visit:

www.mobiquitytechnologies.com

www.mobiquitynetworks.com

www.acemarketing.net

About Aspire Capital Fund LLC

Aspire Capital Fund, LLC is an institutional investor based in Chicago, Illinois with a fundamental investment approach. Aspire Capital invests in a wide range of companies and industries emphasizing life sciences, energy and technology companies.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.

Certain statements in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the company to be materially different from any future results, performances or achievements express or implied by such forward-looking statements. The forward-looking statements are subject to risks and uncertainties including, without limitation, changes in levels of competition, possible loss of customers, and the company's ability to attract and retain key personnel.

Contact:

For Media Inquiries:

PenVine for Mobiquity Technologies

Jennifer Schenberg, 917-445-4454

jennifer@penvine.com

or

For Investor Inquiries:

Legend Securities, Inc.

John Columbia, 718-233-2677

jcolumbia@legendsecuritiesinc.com

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